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                                                                     EXHIBIT 5.1




                              June 11, 1998


McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as special counsel to McKesson Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 No (such Registration Statement being hereinafter referred to as the "Registration Statement") filed today by the Company with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (and the associated rights to purchase and the Series A Junior Participating Preferred Stock of the Company, collectively the "Common Stock");

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company; (iv) the Restated By-Laws of the Company; and (v)
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McKesson Corporation
June 11, 1998
Page 2

certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement and related matters (the "Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfac tion, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar of the State of California, and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Shares are issued in accordance with the procedures set forth in the Resolutions; (ii) the Registration Statement becomes effective; (iii) the certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered against receipt of the consideration therefore as contemplated by the Registration Statement and any prospectus supplemental relating thereto, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and non-assessable.
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McKesson Corporation
June 11, 1998
Page 3

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any under taking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                         Very truly yours,



                         Skadden, Arps, Slate, Meagher &
                         Flom LLP